Registration No. 33-_____

                        As filed with the Securities and Exchange
                        Commission on February 20, 1997

                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                             FORM S-8

                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933

                        KSB Bancorp, Inc.
      (Exact Name of Registrant as Specified in its Charter)

         Delaware                      04-3189069
(State of Incorporation)    (IRS Employer Identification No.)

                           Main Street
                      Kingfield, Maine 04947
               (Address of Principal Executive Offices)

                        KSB Bancorp, Inc.
                 1993 Incentive Stock Option Plan


                        KSB Bancorp, Inc.
           1993 Stock Option Plan for Outside Directors
                     (Full Title of the Plans)

                            Copies to:
          John C. Witherspoon              John J. Gorman, Esquire
President and Chief Executive Officer      Edward A. Quint, Esquire
            KSB Bancorp, Inc.        Luse Lehman Gorman Pomerenk & Schick
               Main Street                A Professional Corporation
          Kingfield, Maine 04947        5335 Wisconsin Ave., N.W., #400
             (207) 265-2181                 Washington, D.C.  20015
                                                (202) 274-2000
      (Name, Address and Telephone
       Number of Agent for Service)


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. / X /

                 CALCULATION OF REGISTRATION FEE


                                                  Proposed max.
                                  Proposed max.    aggregate
Title of securities   Amt to be   offering price   offering    Amount of
to be registered     registered 1   per share       price   registration fee
-----------------------------------------------------------------------------
Options to Purchase
Common Stock         3,742        N/A              N/A               -
                     options

Common Stock,
par value $.01
per share            2,542        $26.30 (3)       $66,855           $20
                     shares (2)

Common Stock,
par value $.01
per share            1,200        $26.30 (3)       $31,560           $10
                     shares (4)

   Total             3,742 shares                  $98,415           $30*
                     ------------                  -------           ----
                     ------------                  -------           ----


---------------
(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the KSB Bancorp, Inc. 1993 Incentive Stock Option Plan (the "1993 Incentive Plan") and the KSB Bancorp, Inc. 1993 Stock Option Plan for Outside Directors (the "1993 Stock Option Plan"), as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of KSB Bancorp, Inc. pursuant to 17 C.F.R. Section 230.416(a).
(2) Represents the number of shares currently reserved for issuance pursuant to the 1993 Incentive Plan which were not registered on the Registrant's S-8 (Registration No. 333-22021), filed with the Securities and Exchange Commission on February 18, 1997.
(3) Determined by the exercise price of the options pursuant to 17 C.F.R. Section 230.457(h)(1).
(4) Represents the number of additional shares currently reserved for issuance pursuant to the 1993 Stock Option Plan which were not registered on the Registrant's S-8 (Registration No. 333-22021), filed with the Securities and Exchange Commission on February 18, 1997.
* A fee of $305 was submitted with the Registrant's original filing on Form S-8 (Registration No. 333-22021), filed with the Securities and Exchange Commission on February 18, 1997, in which 37,415 shares were registered. The 3,742 shares currently being registered represent an adjustment for a 10% stock dividend paid on August 12, 1996.


     This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. Section 230.462.

PART I.

Items 1 and 2.  Plan Information and Registrant Information and
Employee Plan Annual Information

     This Registration Statement relates to the registration of
(i) options to purchase up to 2,542 shares of common stock, par value $.01 per share (the "Common Stock"), of KSB Bancorp, Inc. (the "Company") pursuant to the KSB Bancorp, Inc. 1993 Incentive Stock Option Plan (the "1993 Incentive Plan"), (ii) options to purchase up to 1,200 shares of Common Stock of the Company pursuant to the Company's 1993 Stock Option Plan for Outside Directors (the "1993 Stock Option Plan"); (iii) 2,542 shares of Common Stock reserved for issuance and delivery upon the exercise of options under the 1993 Incentive Stock Option Plan, and (iv) 1,200 shares of Common Stock reserved for issuance and delivery upon the exercise of options under the 1993 Stock Option Plan.
On February 18, 1997, the Company registered on Form S-8 (Registration No. 333-22021) 37,415 shares of Common Stock, plus options to purchase 37,415 shares, which options were granted under the 1993 Incentive Plan and the 1993 Stock Option Plan.
The additional options and shares being registered herewith represent adjustments for a 10% stock dividend paid on August 12, 1996. Documents containing the information required by Part I of the Registration Statement have been or will be sent or given to participants in the 1993 Incentive Stock Option Plan and 1993 Stock Option Plan for Outside Directors, as appropriate, as specified by Securities Act Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "Commission" or "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 in reliance on Rule 428.

PART II.

Item 3.  Incorporation of Documents by Reference

     All documents filed by the Company pursuant to Sections 13(a) and (c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference to this registration statement and be part hereof from the date of filing of such documents. Any statement contained in this Registration Statement, or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     The following documents filed or to be filed with the Commission are incorporated by reference in this Registration
Statement:

     (a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1995, filed with the Securities and Exchange Commission (the "SEC") on March 31, 1996.

     (b)     The Company's Proxy Statement relating to the
Company's May 8, 1996 annual meeting of stockholders, filed with the SEC on April 5, 1995.

     (c) The description of the Common Stock contained in the Registration Statement on Form S-1 (Commission File No. 33-
59744), originally filed by the Company under the Securities Act of 1933 with the SEC on March 18, 1993.

Item 4.  Description of Securities

     Not applicable.

Item 5.  Interests of Named Experts and Counsel

     None.

Item 6.  Indemnification of Directors and Officers

     Directors and officers of the Company are indemnified and held harmless against liability to the fullest extent permissible by the general corporation law of Delaware as it currently exists or as it may be amended, provided any such amendment provides broader indemnification provisions than currently exists. This indemnification applies to the directors who administer the 1993 Incentive Plan and 1993 Stock Option Plan.

     The terms of the indemnification are set forth in the Company's Certificate of Incorporation. The indemnification applies unless the director did not meet the standards of conduct which make it permissible under the general corporation law of Delaware for the Company to indemnify the director for the amount claimed, but the burden of proving such defense is on the Company.

     The Company is also permitted under the Certificate of Incorporation to maintain directors' and officers' liability insurance covering its directors and officers and has obtained a directors' and officers' liability and corporation reimbursement policy which (subject to certain limitations and deductibles) (i) insures officers and directors of the Company against loss arising from certain claims made against them by reason of their being such directors or officers; and (ii) insures the Company against loss which it may be required or permitted to pay as indemnification to its directors and officers for certain claims.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 7.  Exemption From Registration Claimed.

     Not applicable.

Item 8.  List of Exhibits.

     The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8:

   4.1   KSB Bancorp, Inc. 1993 Incentive Stock Option Plan
         (Incorporated by reference to Appendix A of the Registrant's Proxy Statement relating to the Company's
         May 10, 1994 annual meeting of stockholders).

   4.2   KSB Bancorp, Inc. 1993 Stock Option Plan for Outside
         Directors (Incorporated by reference to Appendix B of the Registrant's Proxy Statement relating to the Company's May 10, 1994 annual meeting of stockholders).

   5     Opinion of Luse Lehman Gorman Pomerenk & Schick, A
         Professional Corporation as to the legality of the Common Stock registered hereby.

   23.1  Consent of Luse Lehman Gorman Pomerenk & Schick, A
         Professional Corporation (contained in the opinion included as Exhibit 5).

   23.2  Consent of Berry, Dunn, McNeil & Parker.

Item 9.  Undertakings

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the Registration Statement not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the 1993 Incentive Stock Option Plan or 1993 Stock Option Plan for Outside Directors; and

     4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                          EXHIBIT INDEX


Exhibit Number  Description                                 Page

      5         Opinion of Luse Lehman Gorman Pomerenk      10
                & Schick, A Professional Corporation
                as to the legality of the Common Stock
                registered hereby.

      23.1      Consent of Luse Lehman Gorman Pomerenk      10
                & Schick, A Professional Corporation
                (contained in the opinion included as
                Exhibit 5).

      23.2      Consent of Berry, Dunn, McNeil & Parker.    12


                            SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kingfield, State of Maine, on this 20th day of February, 1997.

                              KSB Bancorp, Inc.


                              By: \s\ John C. Witherspoon
                                  -------------------------------
                                  John C. Witherspoon, President
                                  and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.




By: \s\ John C. Witherspoon       By: \s\ John E. Thien
    --------------------------        ---------------------------
    John C. Witherspoon,              John E. Thien, Vice
    President, Chief Executive        President and Chief
    Officer and Director              Financial Officer
    (Principal Executive Officer)     (Principal Financial and
                                      Accounting Officer)

    Date: February 20, 1997           Date: February 20, 1997


By: \s\ Winfield F. Robinson      By:
    --------------------------        ---------------------------
    Winfield F. Robinson,             Roger G. Spear, Director
    Chairman

    Date: February 20, 1997           Date:


By:                                   By: \s\ Theodore C. Johnson
    --------------------------            -----------------------
    William P. Dubord, Director           Theodore C. Johnson,
                                          Director

    Date:                             Date: February 20, 1997


By: /s/ G. Norton Luce
    --------------------------
    G. Norton Luce, Director

    Date: February 20, 1997

     The Plans. Pursuant to the requirements of the Securities Act of 1933, the Committee which administers the 1993 Incentive Stock Option Plan and the 1993 Stock Option Plan for Outside Directors has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kingfield, State of Maine, on this --- day of February, 1997.

               KSB Bancorp, Inc.
               1993 Incentive Stock Option Plan
               1993 Stock Option Plan for Outside Directors


               -------------------------------------------
               John C. Witherspoon, President and
               Chief Executive Officer
PAGE